Exhibit 99.1

PRESS RELEASE

Sun Microsystems Reports Preliminary Results for the Fourth Quarter Fiscal Year 2009

SANTA CLARA, Calif. - July 14, 2009 - Sun Microsystems, Inc. (NASDAQ: JAVA) reported preliminary results today for its fourth quarter of fiscal 2009, which ended June 30, 2009.

Sun expects revenues for the fourth quarter of fiscal 2009 in the range of $2.580 to $2.680 billion, as compared with $3.780 billion for the fourth quarter of fiscal 2008.

Sun anticipates GAAP net loss per share for the fourth quarter of fiscal 2009 in the range of $(0.24) to $(0.34). On a non-GAAP basis, Sun expects net loss per share in the range of $(0.06) to $(0.16). Non-GAAP net loss per share excludes amortization of acquisition-related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, settlement income, net gain or loss on equity investments and the tax effect of these non-GAAP adjustments.

Sun will not host a conference call in conjunction with fourth quarter results. Results are expected to be posted on http://sun.com/investors upon the filing of our Annual Report on Form 10-K for fiscal 2009 with the Securities and Exchange Commission, which is due no later than August 31, 2009. The special meeting of stockholders for the purpose of voting on the proposed acquisition of Sun by Oracle will take place at 10:00 a.m. Pacific Time on July 16, 2009. For more information regarding the proposed acquisition, please visit http://www.sun.com/aboutsun/investor/proxy.jsp.

About Sun Microsystems, Inc.

Sun Microsystems develops the technologies that power the global marketplace. Guided by a singular vision — “The Network is the Computer” — Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://sun.com.

This press release contains forward-looking statements regarding Sun Microsystems, Inc., including statements regarding Sun’s estimated revenues and GAAP and non-GAAP net loss per share. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Sun’s preliminary results announced in this press release are based on preliminary information about the fourth quarter of fiscal 2009 and are subject to revision. Although the quarter is now completed, Sun is still in the early stages of its standard financial reporting closing procedures. Accordingly, as Sun completes its normal quarter-end closing and review processes, actual results could differ materially from these preliminary estimates. Factors that could cause Sun’s actual results to differ materially from those contained in such forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of Sun’s critical accounting policies, including revenue recognition. Please also refer to Sun’s periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 28, 2008, December 28, 2008 and March 29, 2009. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

To supplement Sun’s preliminary financial results presented in accordance with GAAP, Sun provides non-GAAP net loss per share data. The presentation of this non-GAAP financial measure should be considered in addition to Sun’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Sun’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding its performance by excluding certain gains, losses and charges that may not be indicative of Sun’s core business operating results. Sun believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing Sun’s performance. This non-GAAP financial measure also facilitates comparisons to Sun’s historical performance and its competitors’ operating results. Sun includes this non-GAAP financial measure because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Estimated non-GAAP net loss per share for the fourth quarter of fiscal 2009 of $(0.06) to $(0.16) is equal to estimated GAAP net loss per share for that quarter of $(0.24) to $(0.34) as adjusted to exclude an estimated aggregate of $0.18 per share of amortization of acquisition related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, settlement income, net gain or loss on equity investments and the tax effect of these non-GAAP adjustments.

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Sun, Sun Microsystems, the Sun logo, Java, Solaris and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

Investor Contact:

Ron Pasek

650-786-8008

ron.pasek@sun.com

Press Contact:

Kristi Rawlinson

650-786-6933

kristi.rawlinson@sun.com

Industry Analyst Contact:

Kathy Engle

415-294-4368

kathy.engle@sun.com